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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NETBANK, INC.

(Exact name of Registrant as specified in its charter)

Georgia	58-2224352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11475 Great Oaks Way, Suite 100, Alpharetta, Georgia 30022

(Address of principal executive offices and zip code)

NETBANK, INC. 1996 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Katherine M. Koops, Esq.
Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, N.E., 16th Floor
Atlanta, Georgia 30303
(Name and address of agent for service)

(404) 572-6600
(Telephone number, including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $.01 par value	5,700,000 shares	(1)	$16.11	(2)	$91,827,000	(3)	$8,449

(1)	Representing shares to be issued and sold by the Registrant under the NetBank, Inc. 1996 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2)	The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market for March 25, 2002.
(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

        This Registration Statement is being filed to register an additional 5,700,000 shares of Common Stock for issuance under the Plan. The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-43073) are incorporated herein by reference.

PART II
INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

        The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.
23.1	Consent of counsel (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche, LLP.
24	Power of Attorney (see signature pages to this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on March 28, 2002.

NETBANK, INC.
By: /s/ D. R. Grimes D. R. Grimes Vice Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints D. R. Grimes and Robert E. Bowers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on March 28, 2002.

Name	Position

/s/ T. Stephen Johnson T. Stephen Johnson	Chairman of the Board
/s/ D. R. Grimes	Vice Chairman, Chief Executive Officer and D. R. Grimes Director (principal executive officer)

[Signatures continue on following page]

[Signatures continued from previous page]

Name	Position

/s/ Robert E. Bowers Robert E. Bowers	Chief Financial Officer and Director (principal financial officer)
/s/ Ward H. Clegg Ward H. Clegg	Director
/s/ Michael R. Fitzgerald Michael R. Fitzgerald	Director
/s/ J. Stephen Heard J. Stephen Heard	Director
/s/ Robin C. Kelton Robin C. Kelton	Director
/s/ Thomas H. Muller, Jr. Thomas H. Muller, Jr.	Director
/s/ Donald S. Shapleigh, Jr. Donald S. Shapleigh, Jr.	Director
/s/ W. James Stokes W. James Stokes	Director
/s/ Mack I. Whittle, Jr. Mack I. Whittle, Jr.	Director
/s/ Laura P. Moon Laura P. Moon	Chief Accounting Officer (principal accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.
23.1	Consent of counsel (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche, LLP.
24	Power of Attorney (see signature pages to this Registration Statement).

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PART II INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX